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                                                                     EXHIBIT 5.1

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Remington Oil and Gas Corporation                             W. Jefferson Burnett
8201 Preston Road                                             General Counsel
Suite 600
Dallas, Texas 75225-6211
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December 11, 2001

Remington Oil and Gas Corporation
8201 Preston Road
Suite 600
Dallas, Texas 75225-6211

Dear Sirs:

     With reference to the registration statement on Form S-8 which Remington Oil and Gas Corporation (the "Company") proposes to file with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, registering 662,592 common shares (par value $0.01 per share) of the Company (the "Shares") which may be offered and sold by the Company in connection with the Contingent Stock Grants (the "Grants"), I am of the opinion that:

          1. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware;

          2. All proper corporate proceedings have been taken so that any Shares to be offered and sold which are newly issued have been duly authorized and, upon sale and payment therefor in accordance with the Grants and the resolutions of the Board of Directors relating to the offering and sale of common shares thereunder, will be legally issued, fully paid and nonassessable.

     For purposes of this opinion, I have assumed the authenticity of all documents submitted to me as originals and the conformity of the originals of all documents submitted to me as copies. I have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, and the due authorization, execution and delivery of all documents by the parties thereto.

     I hereby consent to the filing of this opinion with the SEC in connection with the registration statement referred to above.

                                          Sincerely,

                                          /s/ W. JEFFERSON BURNETT
                                          --------------------------------------
                                          By: W. Jefferson Burnett
                                              General Counsel